Exhibit 99.1
News Release
For Immediate Release
MARSHALL EDWARDS, INC. RAISES $10,000,000 IN PUBLIC OFFERING
     (Washington DC; and Sydney Australia – July 30, 2008) Marshall Edwards, Inc. (Nasdaq: MSHL) announced today that it entered into a Securities Subscription Agreement with Novogen Limited and OppenheimerFunds, Inc. pursuant to which Marshall Edwards has sold 2,908,295 and 1,700,000 shares of common stock, par value $0.00000002 per share, to Novogen and Oppenheimer, respectively, at a purchase price of $2.17 per share, the consolidated closing bid price of the Marshall Edwards’ common stock as quoted by the Nasdaq Market Intelligence Desk at 4:00 PM EST on July 28, 2008. The aggregate proceeds to Marshall Edwards from the sale of shares of common stock will be $10,000,000 before expenses.
     The shares are registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement. On July 30, 2008, the Company filed a Prospectus Supplement to the Registration Statement with the SEC covering the sale of the shares to Novogen and Oppenheimer pursuant to the Securities Subscription Agreement.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities may be offered only by means of a prospectus. Copies of the Prospectus Supplement and the accompanying base Prospectus relating to the offering may be obtained at the SEC’s website at http://www.sec.gov.
About Marshall Edwards, Inc.:
     Marshall Edwards, Inc. is a specialist oncology company focused on the clinical development of novel anti-cancer therapeutics. These derive from a flavonoid technology platform, which has generated a number of novel compounds characterized by broad ranging activity against a range of cancer cell types with few side effects. The combination of anti-tumor cell activity and low toxicity is believed to be a result of the ability of these compounds to target an enzyme present in the cell membrane of cancer cells, thereby inhibiting the production of pro-survival proteins within the cell. Marshall Edwards, Inc. has licensed rights from Novogen Limited (ASX:NRT) (NasdaqGM:NVGN) to bring three oncology drugs — phenoxodiol, triphendiol and NV-143 — to market globally. The Company’s lead investigational drug, phenoxodiol, is in a Phase III multinational multi-centered clinical trial for patients with recurrent ovarian cancer. More information on the trial can be found at http://www.OVATUREtrial.com.
     Marshall Edwards, Inc. is majority owned by Novogen Limited (ASX:NRT) (NasdaqGM:NVGN), an Australian biotechnology company that is specializing in the development of therapeutics based on a flavonoid technology platform. Novogen is developing a range of therapeutics across the fields of oncology, cardiovascular disease and inflammatory diseases. More information on phenoxodiol and on the Novogen group of companies can be found at www.marshalledwardsinc.com and www.novogen.com.

     Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the U.S. Food and Drug Administration (“FDA”) as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:	David Sheon
202 518-6321

Chris Naughton
011 61 2 9878 0088